UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2009 (May 13, 2009)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 13, 2009, Howard S. Garfield has been appointed the Chief Accounting Officer of Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”).  Mr. Garfield replaces Gary S. Bresky as our principal accounting officer.  Mr. Bresky remains our Executive Vice President, Chief Financial Officer and Treasurer.

Mr. Garfield, 51, joined Behringer Harvard in February 2009 as Senior Vice President — Finance of Harvard Property Trust, LLC, the general partner of our advisor.  Prior to joining Behringer Harvard, from April 2008 to February 2009, Mr. Garfield was Senior Vice President — Private Equity Real Estate Funds for Lehman Brothers Holdings Inc., formerly a New York Stock Exchange listed investment banking firm, where he was responsible for accounting and fund administration for certain private equity real estate funds sponsored by Lehman Brother Holdings Inc.   From 2006 to April 2008, Mr. Garfield was Executive Vice President and Chief Financial Officer of Homevestors of America, Inc., a privately held franchisor related to reselling single-family homes.  From 1998 to 2005, Mr. Garfield was Chief Financial Officer of Hillwood Development Corporation, a privately held real estate company.  Mr. Garfield received a Bachelor of Business Administration degree, summa cum laude, from the University of Texas at Austin.  Mr. Garfield is a certified public accountant in the State of Texas and a member of the National Association of Real Estate Companies.

The appointment of Mr. Garfield was not made pursuant to any arrangement or understanding between him and any other person.  The Registrant does not directly compensate its officers for services rendered to the Registrant.  Mr. Garfield does not have any direct or indirect material interests in any transaction with the Registrant or in any currently proposed transaction to which the Registrant is a party.

Item 7.01	Regulation FD Disclosure.

On May 13, 2009, our board of directors authorized distributions payable to the stockholders of record each day for June 1, 2009 through August 31, 2009.  Distributions payable to each stockholder of record will be paid in cash on or before the 16th day of the following month.  The declared distributions equal a daily amount of $0.0019178 per share of common stock.  If this rate were paid each day for a 365-day period, it would equal a 7.0% annualized rate based on a purchase price of $10.00 per share.  A portion of each distribution may constitute a return of capital for tax purposes.  There is no assurance that distributions will continue or at any particular rate. Information regarding our distributions (paid or declared) since January 1, 2008 is set forth below.

TIME PERIOD	AMOUNT OF DAILY DISTRIBUTION	ANNUALIZED DISTRIBUTION RATE*
First Quarter 2008	$0.001013699	4.0%
Second Quarter 2008	$0.001013699	4.0%
Third Quarter 2008	$0.001013699	4.0%
Fourth Quarter 2008	$0.0017808	6.5%
January and February, 2009	$0.0017808	6.5%
March, April and May, 2009	$0.0019178	7.0%
June, July and August, 2009	$0.0019178	7.0%

*  Based on the most recent sales price of shares of common stock in our offerings (ignoring volume or other discounts). Such sales price was $9.25 per share in our private offering, which closed in December 2007, and is $10.00 per share in our ongoing public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: May 14, 2009	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal